Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-238119 and 333-239250

PROSPECTUS SUPPLEMENT NO. 1

(TO PROSPECTUS DATED JUNE 18, 2020)

34,285,714 Units consisting of

Common Shares or Pre-Funded Warrants to Purchase Common Shares

and

Class A Warrants to Purchase Common Shares

This is a supplement (“Prospectus Supplement”) to the prospectus, dated June 18, 2020 (“Prospectus”) of Globus Maritime Limited (the “Company”), which forms a part of the Company’s Registration Statement on Form F-1 (Registration Nos. 333-238119 and 333-239250), as amended or supplemented from time to time.

On June 22, 2020, the Company filed a Current Report on Form 6-K (the “Form 6-K”) with the U.S. Securities and Exchange Commission (the “Commission”) as set forth below.

This Prospectus Supplement should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement supersedes the information contained in the Prospectus.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2020.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR
15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of June 2020

Commission File Number: 001-34985

Globus Maritime Limited
(Translation of registrant’s name into English)

128 Vouliagmenis Avenue, 3rd Floor, Glyfada, Attica, Greece, 166 74
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F     ☒          Form 40-F     ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

INFORMATION CONTAINED IN THIS FORM 6-K REPORT

On June 22, 2020, Globus Maritime Limited (the “Company”) completed its public offering (the “Offering”) of 34,285,714 units of the Company, each unit consisting of (i) one common share, par value $0.004 per share (a “Common Share”) or a pre-funded warrant to purchase one Common Share at an exercise price equal to $0.01 per Common Share (a “Pre-Funded Warrant”), and (ii) one Class A Warrant to purchase one common share (a “Class A Warrant”), for $0.35 per unit (or $0.34 per unit including a pre-funded warrant).

At the time of the closing, the underwriters exercised and closed on part of their over-allotment option, and purchased an additional 5,139,286 Common Shares and 5,139,286 Class A Warrants.

The aggregate proceeds to the Company from the Offering and the partial exercise of the underwriters’ over-allotment option, after deducting underwriting discounts and commissions and estimated expenses payable by the Company, were approximately $12.2 million.

Attached to this report on Form 6-K as Exhibit 1.1 is a copy of the Underwriting Agreement dated June 18, 2020 between the Company and Maxim Group LLC, as representative of the underwriters listed on Schedule A therein.

Attached to this report on Form 6-K as Exhibit 4.1 is a copy of the Warrant Agency Agreement, dated June 22, 2020, among the Company, Computershare Inc. and Computershare Trust Company, N.A.

Attached to this report on Form 6-K as Exhibit 4.2 is a copy of the form of Class A Warrant, dated June 22, 2020.

Attached to this report on Form 6-K as Exhibit 4.3 is a copy of the form of Pre-Funded Warrant.

Attached to this report on Form 6-K as Exhibit 99.1 is a copy of the press release of the Company dated June 18, 2020 titled “Globus Maritime Limited Announces Pricing of Upsized $12.0 Million Underwritten Public Offering”.

Attached to this report on Form 6-K as Exhibit 99.2 is a copy of the press release of the Company dated June 22, 2020 titled “Globus Maritime Limited Announces Closing of Upsized $12.0 Million Underwritten Public Offering and Exercise of the Overallotment”.

The Company has 45,841,666 Common Shares issued and outstanding as of the date hereof.  No Pre-Funded Warrants have yet been purchased in the Offering.

THIS REPORT ON FORM 6-K IS HEREBY INCORPORATED BY REFERENCE INTO THE COMPANY’S REGISTRATION STATEMENTS: (A) ON FORM F-3 (FILE NO. 333-222580) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 2018 AND DECLARED EFFECTIVE FEBRUARY 8, 2018; AND (B) ON FORM F-3 (FILE NO. 333-230841) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2019 AND DECLARED EFFECTIVE APRIL 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 22, 2020

GLOBUS MARITIME LIMITED

By:	/s/ Athanasios Feidakis
Name:	Athanasios Feidakis
Title:	President, Chief Executive Officer and Chief Financial Officer

Exhibit 1.1

GLOBUS MARITIME LIMITED

UNDERWRITING AGREEMENT

June 18, 2020

MAXIM GROUP LLC
405 Lexington Avenue
New York, NY 10174

As Representative of the Underwriters
named on Schedule I hereto

Ladies and Gentlemen:

The undersigned, Globus Maritime Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands ( the “Company”) hereby confirms its agreement to issue and sell to and sell to the underwriter or underwriters, as the case may be, named in Schedule I hereto (each, an “Underwriter” and, collectively, the “Underwriters”), for whom Maxim Group LLC is acting as representative (in such capacity, the “Representative”) an aggregate of 34,285,714 units, (the “Units”), each unit consisting of one common share, $0.004 par value per share of the Company (“Common Shares” and the Common Shares sold as part of the Units, the “Firm Shares”) or one pre-funded warrant to purchase one Common Share at an exercise price of $0.01 per Common Share (the pre-funded warrants sold as part of the Units (the “Firm Pre-Funded Warrants”) together with one Class A Warrant to purchase one Common Share at an exercise price of $0.35 per share (the Class A Warrants sold as part of the Units, the “Firm Purchase Warrants”) and (B) at the election of the Representative, (i) up to an additional 5,142,857 Common Shares (the “Option Shares”) and/or Pre-Funded Warrants (the “Option Pre-Funded Warrants” and together with the Firm Pre-Funded Warrants, the “Pre-Funded Warrants”) and/or (ii) up to an additional 5,142,857 Class A Warrants (the “Option Purchase Warrants” and together with the Firm Purchase Warrants, the “Purchase Warrants”). The Units, including the Firm Shares and/or the Firm Pre-Funded Warrants and the Firm Purchase Warrants to be sold by the Company are collectively referred to as the “Firm Securities” and the Option Shares, the Option Pre-Funded Warrants and the Option Purchase Warrants are collectively referred to as the “Option Securities”. The Option Shares together with the Firm Shares are collectively referred to as the “Shares”. The Common Shares issuable upon exercise of the Pre-Funded Warrants are referred to as the “Pre-Funded Warrant Shares”. The Common Shares issuable upon the exercise of the Purchase Warrants are referred to as the “Purchase Warrant Shares”. The Pre-Funded Warrant Shares and the Purchase Warrant Shares are collectively referred to as the “Warrant Shares”. The Firm Securities, the Option Securities and the Warrant Shares are collectively referred to as the “Securities”. The offering and sale of the Securities contemplated by this Agreement is referred to herein as the “Offering”.

Units will not be issued or certificated. The Common Shares, Pre-Funded Warrants and Purchase Warrants that comprise the Units are immediately separable and will be issued separately.

1

1.             Securities; Over-Allotment Option.

(a)               Purchase of Firm Securities. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of (i) 34,285,714 Units consisting of one Firm Share and one Firm Purchase Warrant at a purchase price of $0.322 per Unit which represents a 8% discount to the public offering price per Unit, and (ii) 0 Units consisting of one Firm Pre-Funded Warrant and one Firm Purchase Warrant at a purchase price of $0.3128 per Unit which represents an 8% discount to the public offering price per Unit.

(b)               The Underwriters, severally and not jointly, agree to purchase from the Company the number of Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof.

(c)               Payment and Delivery. Delivery and payment for the Firm Securities shall be made at 10:00 a.m., New York time, on the second Business Day following the effective date (the “Effective Date”) of the Registration Statement (as hereinafter defined) (or the third Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m. New York time) or at such other time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Securities is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Securities is referred to herein as the “Closing.” Payment for the Firm Securities shall be made on the Closing Date by wire transfer in immediately available funds and, upon receipt of which, delivery of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Securities (or delivery through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters shall be made. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all the Firm Securities.

(d)              Over-allotment Option. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Representative on behalf of the Underwriters are hereby granted an option (the “Over-Allotment Option”) to purchase (i) up to an additional 5,142,857 Option Shares and/or Option Pre-Funded Warrants and/or (ii) up to an additional 5,142,857 Option Purchase Warrants. The purchase price to be paid for the Option Shares subject to the Over-Allotment Option will be equal to $0.3128 per Option Share, the purchase price to be paid for the Option Pre-Funded Warrants subject to the Over-allotment Option will be equal to $0.3036 per Option Pre-Funded Warrant and the purchase price to be paid for the Option Purchase Warrants, subject to the Over-allotment Option will be equal to $0.0092 per Option Purchase Warrant.

2

(e)               Exercise of Option. The Over-allotment Option granted pursuant to Section 1(d) hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares and/or the Option Pre-Funded Warrants and/or the Option Purchase Warrants within 45 days after the Closing Date. The Underwriters will not be under any obligation to purchase any of such Option Shares and/or Option Pre-Funded Warrants and/or Option Purchase Warrants prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of written notice to the Company from the Representative, setting forth the number of Option Shares and/or Option Pre-Funded Warrants and/or Option Purchase Warrants to be purchased and the date and time for delivery of and payment for such Option Shares and/or Option Pre-Funded Warrants and/or Option Purchase Warrants, which will not be earlier than two Business Days, in the event the Option Closing Date (as defined below) does not occur on the Closing Date, or later than three Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative. If such delivery and payment for all of the Option Shares and/or Option Pre-Funded Warrants and/or Option Purchase Warrants does not occur on the Closing Date, the date and time of the closing for such Option Shares and/or Option Pre-Funded Warrants and/or Option Purchase Warrants will be as set forth in the notice (hereinafter the “Option Closing Date”). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares and/or Option Pre-Funded Warrants and/or Option Purchase Warrants specified in such notice. If any Option Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the number of Firm Securities to be purchased as set forth on Schedule I opposite the name of such Underwriter bears to the total number of Firm Securities.

(f)               Payment and Delivery of Option Securities Payment for Option Shares and/or Option Pre-Funded Warrants and/or Option Purchase Warrants shall be made on the Option Closing Date by wire transfer in immediately available funds by deposit of the price for the Option Shares and/or Option Pre-Funded Warrants and/or Option Purchase Warrants being purchased to the Company and, upon receipt of which, delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing such Option Shares and/or Option Pre-Funded Warrants and/or Option Purchase Warrants (or delivery through the full fast transfer facilities of DTC) for the account of the Underwriters shall be made. The certificates representing the Option Shares and/or Option Pre-Funded Warrants and/or Option Purchase Warrants to be delivered will be in such denominations and registered in such names as the Representative requests not less than one Business Day prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one Business Day prior to the Closing Date or the Option Closing Date, as the case may be.

2.             Representations and Warranties of the Company. The Company represents, warrants and covenants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date:

3

(a)               The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (Registration No. 333-238119), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters if requested. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. The Company has responded to all requests of the Commission for additional or supplemental information. Based on information available on the website of the Commission, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Rules and Regulations on or before the Effective Date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the Rules and Regulations promulgated thereunder (the “Exchange Act”) after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The Prospectus delivered to the Underwriters for use in connection with the Offering was or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

4

(b)               At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b), when any supplement to or amendment of the Prospectus is filed with the Commission, and at the Closing Date, if any, the Registration Statement and the Prospectus and any amendments thereof and supplements or exhibits thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not and will not, as of the date of such amendment or supplement, contain an untrue statement of a material fact and did not and will not, as of the date of such amendment or supplement, omit to state any material fact required to be stated therein or necessary in order to make the statements therein: (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus, in light of the circumstances under which they were made as of its date, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of: the statements set forth in the “Underwriting” section of the Prospectus only insofar as such statements relate to the names and corresponding share amounts set forth in the table of Underwriters, the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters and the paragraph relating to stabilization by the Underwriters (the “Underwriters’ Information”).

(c)               Neither: (i) any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) the Statutory Prospectus (as defined below) and the pricing information set forth on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus(es) (as defined below) when considered together with the General Disclosure Package, includes or included as of the Applicable Time any untrue statement of a material fact or omits or omitted as of the Applicable Time to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement, the General Disclosure Package or any Issuer-Represented Limited-Use Free Writing Prospectus (as defined below) in conformity with the Underwriters’ Information.

5

(d)               Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times until the Closing Date or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the then-current Registration Statement, Statutory Prospectus or Prospectus. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the then-current Registration Statement, Statutory Prospectus or Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is promptly amended or supplemented by the Company, at its own expense, to eliminate or correct such conflict, untrue statement or omission.

(e)               The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company. Unless the Company obtains the prior consent of the Representative, the Company has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the Representative shall be deemed to have been given in respect of any free writing prospectus referenced on Schedule III attached hereto. The Company has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer-Represented Free Writing Prospectus as of its issue date and at all subsequent times through the Closing Date, including timely filing with the Commission where required, legending and record keeping. To the extent an electronic road show is used, the Company has satisfied and will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(f)                The Representative agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer-Represented Free Writing Prospectus or that would otherwise (without taking into account any approval, authorization, use or reference thereto by the Company) constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Company hereto shall be deemed to have been given in respect of any Issuer-Represented General Free Writing Prospectuses referenced on Schedule III attached hereto.

6

(g)               As used in this Agreement, the terms set forth below shall have the following meanings:

(i)               “Applicable Time” means June 18, 2020, 8:45 a.m. (Eastern time) on the date of this Agreement.

(ii)              “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(iii)             “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the Offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(iv)             “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III to this Agreement.

(v)               “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(vi)             “Warrant Agreement” means the Warrant Agency Agreement to be entered into between the Company and Computershare Inc. and Computershare Trust Company, N.A. or its affiliate, as Warrant Agent.

(h)               Ernst & Young (Hellas) Certified Auditors Accountants S.A. (the “Auditor”), whose reports relating to the Company are included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”). To the Company’s knowledge, the Auditor is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”). The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

7

(i)                 Subsequent to the respective dates as of which information is presented in the Registration Statement, the General Disclosure Package and the Prospectus, and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been no material adverse change (or, to the knowledge of the Company, any development which could reasonably expected to result in a material adverse change in the future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and its Subsidiaries, considered as a whole; or (B) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Warrant Agreement, the Pre-Funded Warrants, the Purchase Warrants, the Registration Statement, the General Disclosure Package and the Prospectus (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Registration Statement, the General Disclosure Package and the Prospectus, and other than in the ordinary course of business, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and its Subsidiaries, considered as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)                The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization;” all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and none of those shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to the extent any such rights were not waived; the Securities have been duly authorized and, when issued and delivered upon payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights that have not heretofore been waived (with copies of such waivers provided to the Underwriters); and no holder of any Securities or any Common Shares is or will be subject to personal liability solely by reason of being such a holder. The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. When issued, the Pre-Funded Warrants and the Purchase Warrants will each constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Pre-Funded Warrants and Purchase Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Pre-Funded Warrant Shares have been duly authorized and reserved for issuance and when issued in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable; will not have been issued in violation of or be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Purchase Warrant Shares have been duly authorized and reserved for issuance and when issued in accordance with the terms of the Purchase Warrants, will be duly and validly issued, fully paid and non-assessable; will not have been issued in violation of or be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; and the holders thereof will not be subject to personal liability solely by reason of being such holders.

8

(k)               Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company or any of its Subsidiaries and (B) there are no contracts, agreements or understandings between the Company and/or any of its Subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person by reason of this Agreement and the transactions contemplated hereby including the Offering and any such registration rights so disclosed have been waived by the holders thereof.

(l)                The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(m)              Maritime Matters

(i)               Each of the vessels described in the Registration Statement, Prospectus and the Prospectus Supplement as being owned by the Company or any Subsidiary (“Owned Vessels”) has been duly and validly registered in the name of the owner of such Owned Vessel as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the laws and regulations and flag of the nation of its registration; no other action is necessary to establish and perfect such entity’s title to and interest in any of the Owned Vessels as against any third party.  Each such entity has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of title of record except for maritime liens incurred in the ordinary course and those liens arising under any Indebtedness as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(ii)              Each of the Owned Vessels is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction in which it is registered, except for any failure which would not result in a Material Adverse Effect.

9

(iii)             Each of the vessels described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or bareboat chartered by the Company or any Subsidiary as described therein (“Operated Vessels”) is operated in material compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any Governmental Authority, with moral jurisdiction over, or classification society or insurer applicable to the respective Operated Vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, Governmental Licenses and other requirements (including, without limitation, all Environmental Laws), in each case as in effect on the date hereof, except where such failure to be in compliance is not resulting or would not reasonably be expected to result in a Material Adverse Effect. The Company and each applicable Subsidiary are qualified to own or lease, as the case may be, and operate such Operated Vessels under all applicable international, national, state and local conventions, laws, regulations, orders, Permits and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, in each case as in effect on the date hereof, except where such failure to be so qualified is not resulting or would not reasonably be expected to result in a Material Adverse Effect.

(iv)          Each of the Operated Vessels is classed by a classification society which is a full member of the International Association of Classification Societies and such Operated Vessels are in class with valid class and trading certificates, without any overdue recommendations, in each case based on the classification and certification requirements in effect on the date hereof.

(v)         Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary is a party to or bound by any memorandum, option, agreement, instrument or understanding pursuant to which it has contracted to purchase, sell or build any shipping vessels.

(n)              The subsidiaries of the Company (the “Subsidiaries”), together with their respective jurisdictions of incorporation are listed on Schedule IV hereto. Each of the Subsidiaries is directly or indirectly wholly-owned by the Company and no person or entity has any right to acquire any equity interest in any of the Subsidiaries.

(o)              The Company and each of its Subsidiaries has been duly incorporated and validly exists as a corporation, in good standing under the laws of the jurisdiction of its incorporation or has been duly formed and validly exists as a limited liability company under the laws of the jurisdiction of its formation. The Company and each of its Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to own, lease and operate its properties. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and its Subsidiaries, considered as a whole; (ii) the long-term debt or capital stock of the Company; or (iii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus (any such effect being a “Material Adverse Effect”).

10

(p)              Neither the Company nor any of its Subsidiaries is: (i) in violation of its articles of incorporation or bylaws or other organizational documents, (ii) in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, security interest, charge or other encumbrance (a “Lien”) upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except, in the case of subsections (ii) and (iii) above, for such violations or defaults which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

(q)              The Company has full right, power and authority to execute and deliver this Agreement, the Warrant Agreement, the Pre-Funded Warrants, the Purchase Warrants and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement, the Warrant Agreement, the Pre-Funded Warrants and the Purchase Warrants. The Company has duly and validly authorized this Agreement, the Warrant Agreement, the Pre-Funded Warrants, the Purchase Warrants and each of the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(r)                Intentionally Omitted

(s)               The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Pre-Funded Warrants, the Purchase Warrants and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement, the Warrant Agreement, the Pre-Funded Warrants and the Purchase Warrants and consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the articles of incorporation, by-laws, or other organizational documents of the Company or any of its Subsidiaries, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign applicable to the Company or any of its Subsidiaries, including any maritime regulatory bodies or (iv) except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, trigger a reset or repricing of any outstanding securities of the Company, except in the case of subsections (i) and (iii) for any default, conflict or violation that would not have or reasonably be expected to have a Material Adverse Effect.

11

(t)                Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries have all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic including all maritime regulatory bodies (collectively, the “Consents”), to own, lease and operate their respective properties and conduct their respective businesses as they are now being conducted and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and each such Consent is valid and in full force and effect, except for such Consents which (individually or in the aggregate), in each such case, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any of its Subsidiaries could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent, except for such revocation or imposition which would not reasonably be expected to have a Material Adverse Effect.

(u)               Intentionally Omitted.

(v)              The Company and its Subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are in the Company’s reasonable judgment prudent and customary in the businesses in which it is engaged; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(w)             The Shares and the Warrant Shares have been approved for listing on the NASDAQ Capital Market (the “Exchange”), subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

12

(x)               No consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic is required for the execution, delivery and performance of this Agreement, the Warrant Agreement, the Pre-Funded Warrants or the Purchase Warrants or consummation of each of the transactions contemplated hereby and thereby including the issuance, sale and delivery of the Securities to be issued, sold and delivered hereunder, except (i) such as may have previously been obtained (with copies of such consents provided to the Underwriters), (ii) the registration under the Securities Act of the Securities, which has become effective, (iii) such consents as may be required under state securities or blue sky laws or the by-laws and rules of the Nasdaq Capital Market, and (iii) the FINRA in connection with the purchase and distribution of the Securities by the Underwriters, each of which has been obtained and is in full force and effect.

(y)              Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any of its Subsidiaries is a party or of which any property, operations or assets of the Company or any of its Subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

(z)               The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, and present fairly in all material respects the consolidated financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved, except in the case of unaudited financials which are subject to normal year end adjustments and do not contain certain footnotes. The supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. The other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the respective entities presented therein.

(aa)            There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus in accordance with Regulation S-X which have not been included as so required.

(bb)           The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate.

13

(cc)            The Company and its Subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus the Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(dd)            The Company has established and maintains disclosure controls and procedures over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are designed to ensure that information relating to the Company required to be disclosed in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the General Disclosure Package and in the Prospectus.

(ee)            The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of the Nasdaq Stock Market and the board of directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of the Nasdaq Stock Market. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the board of directors nor the audit committee has been informed, nor is the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ff)              Neither the Company nor any of its Affiliates (as defined in the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(gg)            Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Registration Statement. Except as disclosed or contemplated in the Registration Statement, the General Disclosure Package, and the Prospectus, neither the Company nor any of its Affiliates has sold or issued any securities during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or Regulation S under the Securities Act, other than common shares issued pursuant to the Company’s 2012 Equity Incentive Plan and other than common shares issued to directors for their service as directors.

14

(hh)            To the knowledge of the Company, all information contained in the questionnaires completed by each of the Company’s officers and directors and provided to the Representative as well as the biographies of such officers and directors in the Registration Statement are true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect in any material respect.

(ii)               To the knowledge of the Company, no director or officer of the Company or any of its Subsidiaries is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company.

(jj)               The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.

(kk)             No relationship, direct or indirect, exists between or among any of the Company or, to the knowledge of the Company, any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or, to the knowledge of the Company, any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of Sarbanes-Oxley directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(ll)               The Company is in material compliance with the rules and regulations promulgated by the Nasdaq Stock Market or any other governmental or self regulatory entity or agency, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(mm)           Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any Person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee, financial consulting fee or other like payment in connection with the transactions contemplated by this Agreement or any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees or Affiliates that may affect the Underwriters’ compensation as determined by FINRA.

15

(nn)            The Company and each of its Subsidiaries owns or leases all such properties (other than intellectual property, which is covered by Section 2(oo)) as are necessary to the conduct of its business as presently operated as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all Liens except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any material real property and buildings held under lease or sublease by the Company or any of its Subsidiaries are held by it under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of its Subsidiaries, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(oo)            The Company and each of its Subsidiaries: (i) owns, possesses, or has the right to use adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of its businesses as being conducted and as described in the Registration Statement, the General Disclosure and Prospectus and (ii) has no knowledge that the conduct of its business conflicts or will conflict with the rights of others, and it has not received any notice of any claim of conflict with, any right of others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(pp)            The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the applicable provisions of the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.

(qq)            The disclosures in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Company’s business, including without limitation, all applicable maritime regulation, as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

16

(rr)              Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any of its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(ss)             No labor disturbance or dispute by or with the employees of the Company or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, currently exists or, to the Company’s knowledge, is threatened. The Company and each of its Subsidiaries is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to its employees.

(tt)              Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its Subsidiaries has at all times operated its business in material compliance with all Environmental Laws (as hereinafter defined), and no material expenditures are or will be required in order to comply therewith. Neither the Company nor any of its Subsidiaries has received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal state, local or foreign government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

17

(uu)            Intentionally Omitted.

(vv)            No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww)           The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(xx)              Intentionally omitted.

(yy)            Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company or any of its Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its Subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(zz)              Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve

(aaa)           The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements and money laundering statutes of the United States and, to the Company’s knowledge, all other jurisdictions to which the Company and each of its Subsidiaries is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(bbb)          Neither the Company nor any of its Subsidiaries, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

18

(ccc)           Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(ddd)          Intentionally omitted.

(eee)           Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person (other than contracts, agreements or understandings between the Company and the Representative or any other Underwriter or contracts, agreements or understandings that have been disclosed to the Representative that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus or, to the Company’s best knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(fff)             Neither the Company nor any of its officers, directors, employees or affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (rr) of the bylaws of the FINRA) any member firm of the FINRA.

(ggg)          None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein or as specified in the Registration Statement.

(hhh)         As used in this Agreement, references to matters being “material” with respect to the Company shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company either individually or taken as a whole, as the context requires.

(iii)              As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the executive officers and the chairman of the board of directors of the Company who are named in the Prospectus, with the assumption that such executive officers and the chairman of the board of directors of the Company shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as executive officers and the chairman of the board of directors of the Company).

19

(jjj)              Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to Loeb & Loeb LLP (“Underwriters’ Counsel”) shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule I hereto as to the matters covered thereby.

3.             Offering. Upon authorization of the release of the Securities by the Representative, the Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

4.             Covenants of the Company. The Company acknowledges, covenants and agrees with the Representative that:

(a)               The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(b)               During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the opinion of Underwriters’ Counsel, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object within 36 hours of delivery thereof to the Representatives and Underwriters’ Counsel

(c)               After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any prospectus, the General Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any prospectus, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing the Common Shares and/or the Warrants from any securities exchange upon which they are listed for trading, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its commercially reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

20

(d)               (i)               During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or Underwriters’ Counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package ) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii)              If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)               The Company will promptly deliver to the Underwriters and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. Prior to 10:00 a.m., New York time, on the Business Day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.

21

(f)                The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

(g)               If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Securities Act by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(h)               The Company will use its commercially reasonable efforts, in cooperation with the Representative, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as the Representative may reasonably designate and to maintain such qualification in effect for so long as required for the distribution thereof, except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction, to execute a general consent to service of process in any such jurisdiction, or to subject itself to taxation in any such jurisdiction if it is otherwise not so subject.

(i)                 During the 120 day period following the date of this Agreement (the “Company Lock-up Period”), the Company may not, without the prior written consent of the Representative, (i) offer, sell, issue, agree or contract to sell or issue or grant any option for the sale of any securities of the Company, except for (A) the issuance of securities under the Company’s 2012 Equity Incentive Plan, as described in the Registration Statement and the Prospectus, or any issuance of securities to directors of the Company as compensation for their service as directors consistent with the Company’s previously disclosed past practice, (B) the issuance of the Securities, including the issuance of Common Shares upon any exercise of the Pre-Funded Warrants and/or the Purchase Warrants, (C) the issuance of Class B common shares and/or preferred shares of the Company to one or more members of management of the Company or their affiliates), provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 120 days following the date of this Agreement, and (D) the issuance of Common Shares upon the exercise or conversion of securities or loan agreements that are issued and outstanding on the date of this Agreement and are described in (or incorporated by reference in) the Registration Statement and the Prospectus, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price or conversion price of such securities or to extend the term of such securities, or (ii) file any registration statement (other than with respect to the Securities) relating to the offer or sale of any of the Company’s securities.

(j)                 Schedule II hereto contains a complete and accurate list of the Company’s officers, directors and, to the Company’s knowledge, beneficial holders of 5% or more of the Common Shares (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Annex I (the “Lock-Up Agreement”), prior to the execution of this Agreement.

22

(k)               If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement described in Section 4(j) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by (i) a press release substantially in the form of Annex II hereto through a major news service or (ii) any other method that satisfies the obligations described in FINRA Rule 5131(d)(2) at least two business days before the effective date of the release or waiver.

(l)                For a period of three years from the Closing Date, the Company shall retain Computershare as the Company’s transfer agent and registrar for the Common Shares or a transfer and registrar agent for the Common Shares reasonably acceptable to the Representative. The Representative acknowledges that any transfer agent and registrar that is a participant in the Fast Automated Securities Transfer program is acceptable to the Representative.

(m)              For a period of at least three (3) years from the Effective Date, the Company shall retain a nationally recognized PCAOB registered independent public accounting firm reasonably acceptable to the Representative. The Representative acknowledges that the Auditor or any other “big four” accounting firm, is acceptable to the Representative.

(n)               The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first Business Day following the fortieth (40th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law, regulation or stock exchange rule.

(o)               The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Prospectus. Without the written consent of the Representative, no proceeds of the Offering will be used to pay outstanding loans owed by the Company to officers or directors.

(p)               The Company will use commercially reasonable efforts to effect and maintain the listing of the Common Shares on the Nasdaq Stock Market, the NYSE, or the NYSE American, for at least two (2) years after the Closing Date.

(q)               The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(r)                The Company will use its commercially best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Securities.

(s)               The Company will not take, and will use its commercially best efforts to cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

23

(t)                The Company will, at all times while any Pre-Funded Warrants are outstanding, use its best efforts to maintain a registration statement covering the issue and sale of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrant such that the Pre-Funded Warrant Shares, when issued, will not be subject to resale restrictions under the Securities Act except to the extent that the Pre-Funded Warrant Shares are owned by an affiliate of the Company. The Company will, at all times while any Purchase Warrants are outstanding, use its best efforts to maintain a registration statement covering the issue and sale of the Purchase Warrant Shares upon exercise of the Purchase Warrant such that the Purchase Warrant Shares, when issued, will not be subject to resale restrictions under the Securities Act except to the extent that the Purchase Warrant Shares are owned by an affiliate of the Company.

(u)               The Company will, at all times while any Pre-Funded Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Shares, for the purpose of enabling it to issue Pre-Funded Warrant Shares upon exercise of such Pre-Funded Warrants, the number of Pre-Funded Warrant Shares that are issuable and deliverable upon the exercise of the then-outstanding Pre-Funded Warrants. The Company will, at all times while any Purchase Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Shares, for the purpose of enabling it to issue Purchase Warrant Shares upon exercise of such Purchase Warrants, the number of Purchase Warrant Shares that are issuable and deliverable upon the exercise of the then-outstanding Purchase Warrants.

(v)               With respect to any exercise notice(s) and the aggregate exercise price relating thereto related to the Pre-Funded Warrants that are each delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date (as defined in the Pre-Funded Warrants), which may be delivered at any time after the time of execution of this Agreement, the Company agrees to deliver the Pre-Funded Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on such Initial Exercise Date.

(w)              As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(x)                The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) Business Day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).

24

(y)               The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Representative represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(z)               The Company hereby grants the Representative the right of first refusal for a period of nine (9) months from the Closing Date to act as sole underwriter and sole book-running manager and/or sole placement agent, as the case may be, for any and all future public and private offerings of equity, equity-linked, convertible or debt securities of the Company or any successor to the Company, but not, for the avoidance of doubt, a right of first refusal relating to the Company obtaining commercial or bank financing or any offerings that have no underwriter, placement agent, finder or by third party introduction where an individual/entity is receiving compensation and/or a fee.

5.             Payment of Expenses.

(a)               Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder including the following:

(i)                all filing fees and communication expenses related to the registration of the Securities to be sold in the Offering including all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii)              all fees and expenses in connection with filings with FINRA;

25

(iii)             all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and the Offering;

(iv)             all fees and expenses in connection with listing the Shares and the Warrant Shares on the Nasdaq Capital Market;

(v)              the costs of all mailing and printing of the underwriting documents (including this Agreement, any blue sky surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney);

(vi)             all reasonable travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities;

(vii)            any stock transfer taxes or other taxes incurred in connection with this Agreement or the Offering;

(viii)           the costs associated with book building, prospectus tracking and compliance software and the cost of preparing certificates representing the Securities;

(ix)              the cost and charges of any transfer agent or registrar for the Securities;

(x)               any reasonable cost and expenses in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Representative;

(xi)              fees of Underwriters’ Counsel;

(xii)             the cost of preparing, printing and delivering certificates representing each of the Securities;

(xiii)            all other costs, fees and expenses incident to the performance of the Company obligations hereunder which are not otherwise specifically provided for in this Section 5;

provided, however, that the maximum amount of fees, costs and expenses payable by the Company in respect of Maxim’s legal fees shall be $90,000. The Company and the Representative acknowledge that the Company has previously paid to the Representative an advance in an amount of $15,000 (the “Advance”) against the Representative’s out-of-pocket expenses. Any portion of the Advance shall be returned back to the Company to the extent not actually incurred.

(b)               Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated by the Company, pursuant to Section 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay the out-of-pocket expenses actually incurred as allowed under FINRA Rule 5110 by the Underwriters through the date of such termination (including the fees and disbursements of Underwriters’ Counsel ) in an aggregate amount not to exceed $15,500 less the Advance previously paid.

26

6.             Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Securities or the Option Securities, as the case may be, as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, (ii) the accuracy of the statements made by the Company and its officers included in any certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6, (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions. For purposes of this Section 6, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Securities or the Option Securities as the case may be, and each of the foregoing and following conditions must be satisfied as of each Closing.

(a)               The Registration Statement shall have become effective and all necessary regulatory or listing approvals shall have been received not later than 5:30 p.m., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representative. If the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date or the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)               The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if in the Representative’s opinion such deficiency is curable Representative shall have given the Company reasonable notice of such deficiency and a reasonable chance to cure such deficiency.

(c)               The Representative shall have received the written opinion of Watson Farley & Williams LLP, the legal counsel for the Company, dated as of the Closing Date in form and substance reasonably satisfactory to the Representative and Underwriters’ Counsel.

(d)               The Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date to the effect that: (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the applicable Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are accurate, (iii) as of the applicable Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus the Company has not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, and (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change.

27

(e)               On the date of this Agreement and on the Closing Date, the Representative shall have received a “cold comfort” letter from the Auditor as of the date of delivery and addressed to the Representative and in form and substance satisfactory to the Representative and Underwriters’ Counsel, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement and the Prospectus covered by such letter.

(f)                Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any change in the capital stock or long-term debt of the Company or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(g)               Prior to the execution and delivery of this Agreement, the Representative shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached hereto as Annex I.

(h)               The Common Shares are registered under the Exchange Act and, as of the Closing Date, the Shares and the Warrant Shares shall be listed on the Nasdaq Capital Market and satisfactory evidence of such action shall have been provided to the Representative. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Shares under the Exchange Act or delisting or suspending from trading the Common Shares from the Nasdaq Capital Market, nor has the Company received any information suggesting that the Commission or the Nasdaq Capital Market is contemplating terminating such registration of listing, except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus. The Shares and the Warrant Shares shall be DTC eligible.

28

(i)                FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)                No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, including any applicable maritime authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)               The Company shall have furnished the Representative with a Certificate of Good Standing for the Company certified by the Registrar of Corporations of the Republic of the Marshall Islands.

(l)                The Company shall have furnished the Representative with a duly executed copy of the Warrant Agreement.

(m)             The Company shall have furnished the Representative and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Representative and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

7.             Indemnification.

(a)               The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors and employees, and each Person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise(including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), (B) any Issuer Free Writing Prospectus or in any other materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (collectively “Marketing Materials”) or (C) any filings or reports filed by the Company under the Exchange Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or any other Marketing Materials, in reliance upon and in conformity with the Underwriters’ Information.

29

(b)               Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in the last sentence of Section 2(b) hereof.

30

(c)               Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party, or any of them, in conducting the defense of any such action or there may be legal defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties and shall be paid as incurred. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

31

8.                  Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8: (i) no Underwriter shall be required to contribute any amount in excess of the discounts and commissions applicable to the Securities underwritten by it and distributed to the public and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint.

32

9.             Underwriter Default.

(a)               If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Securities hereunder, and if the securities with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Securities, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion of the total number of Default Securities then being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule I hereto bears to the aggregate number of Firm Securities set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b)               In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Securities, the Representative may in its discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within 48 hours after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8, 9 and 11(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)               In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Securities.

10.           Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including the agreements contained in Sections 5, 10, 14 and 15, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The representations contained in Section 2 hereof and the covenants and agreements contained in Sections 5, 7, 8, this Section 10 and Sections 12, 13, 14 and 15 hereof shall survive any termination of this Agreement, including termination pursuant to Section 9 or 11 hereof. The representations and covenants contained in Sections 2, 3 and 4 hereof shall survive termination of this Agreement if any Securities are purchased pursuant to this Agreement.

33

11.           Effective Date of Agreement; Termination.

(a)               This Agreement shall become effective upon the later of: (i) receipt by the Representative and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 5, 7, 8, 12, 13, 14 and 15, inclusive, shall remain in full force and effect at all times after the execution hereof. If this Agreement is terminated after any Securities have been purchased hereunder, the provisions of Sections 2, 3 and 4 hereof shall survive termination of this Agreement.

(b)               The Representative shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq Stock Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (iv) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have been publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Units on the terms and in the manner contemplated by the Prospectus.

(c)               Any notice of termination pursuant to this Section 11 shall be in writing.

(d)               If this Agreement shall be terminated pursuant to any of the provisions hereof or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for those out-of-pocket expenses (including the reasonable fees and expenses of Underwriters’ Counsel), actually incurred by the Underwriters in connection herewith up to a maximum of $15,000 less the Advance previously paid.

12.           Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

34

(a)               if sent to the Representative or any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to:

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Attention: Clifford A. Teller, Executive Managing Director of Investment Banking,
Fax: 212-895-3555

with a copy to Underwriters’ Counsel at:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell Nussbaum, Esq.
Fax: 212-407-4990

(b)               if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel (which shall not constitute notice) at the addresses set forth in the Registration Statement;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

13.           Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal representative, and it is not for the benefit of any other Person. The term “successors and assign”” shall not include a purchaser, in its capacity as such, of Securities from any of the Underwriters.

14.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law.

35

15.           Submission of Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement, the Registration Statement, the Prospectus and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS. The Company irrevocably appoints Watson Farley & Williams LLP as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

16.           Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder

17.           Entire Agreement. This Agreement, together with the exhibits, schedules and annexes attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

18.           Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

19.           Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

36

20.           Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

21.           No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Company’s Securities. The Company further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

22.           Warrant Solicitation Fee. The Company hereby agrees to pay the Representative a warrant solicitation fee of six percent (6%) of the gross proceeds received by the Company for each exercise of a Purchase Warrant sold in the Offering that has been solicited by the Representative at the request of the Company. The warrant solicitation fee will be payable in cash.

23.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

24.          Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

37

25.           Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which the major stock exchanges in New York, New York are not open for business.

[Signature Pages Follow]

38

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

GLOBUS MARITIME LIMITED

By:	/s/ Athanasios Feidakis
Name: Athanasios Feidakis
Title: Chief Executive Officer

Accepted by the Representative, acting for themselves and as
Representative of the Underwriters named on Schedule I attached hereto, as of the date first written above:

MAXIM GROUP LLC

By: /s/ Clifford A. Teller
       Name: Clifford A. Teller
       Title: Executive Managing Director,
       Investment Banking

39

Schedule I

Underwriters	Number of Units including Common Shares to be Purchased	Number of Units Including Pre-Funded Warrants to be Purchased

Maxim Group, LLC	34,285,714	0

40

SCHEDULE II

Lock-Up Parties

Athanasios Feidakis

Georgios Feidakis

Jeffrey O. Parry

Ioannis Kazantzidis

Olga Lambrianidou

SCHEDULE III

General Disclosure Package

Number of Securities sold in the Offering: 34,285,714 Units and up to an additional 5,142,857 Common Shares or Pre-Funded Warrants and/or an additional 5,142,857 Purchase Warrants

Public offering price per Unit consisting of one Firm Share and one Firm Purchase Warrant: $0.35

Exercise price to purchase one Common Share upon exercise of the Class A Warrants: $0.35

SCHEDULE IV

Subsidiaries

Globus Shipmanagement Corp. a Marshall Islands corporation

Devocean Maritime Ltd., a Marshall Islands corporation;

Domina Maritime Ltd., a Marshall Islands corporation

Dulac Maritime S.A., a Marshall Islands corporation

Artful Shipholding S.A., a Marshall Islands corporation

Longevity Maritime Limited, a Malta corporation

ANNEX I

Form of Lock-Up Agreement

________, 2020

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Ladies and Gentlemen:

The undersigned understands that Maxim Group LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement “) with Globus Maritime Limited., a Republic of the Marshall Islands corporation (the “Company”), providing for the public offering (the “Public Offering”) of Common Shares, par value $0.004 per share (the “Common Shares”), pre-funded warrants to purchase Common Shares of the Company (“Pre-Funded Warrants”), and certain additional warrants to purchase Common Shares of the Company (the “Purchase Warrants” and collectively with the Common Shares and the Pre-Funded Warrants referred to as, the “Securities”).

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date of the Underwriting Agreement and ending one hundred twenty (120) days after such date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; (b) transfers of Lock-Up Securities (i) as a bona fide gift, by will or intestacy, (ii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, or (iii) to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) transfer of Lock-Up Securities to the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act) or to any investment fund or other entity controlled by or under common control or management with the undersigned or its affiliates, or (e) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c), (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any Securities that the undersigned may purchase in the Public Offering; (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this lock-up agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Common Shares, as applicable; provided that the undersigned does not transfer the Common Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period) or a sale of 100% of the Company’s outstanding Common Shares.

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by _________, 2020, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

ANNEX II

FORM OF PRESS RELEASE

Globus Maritime Limited

__________, 2020

Globus Maritime Limited (the “Company”) announced today that Maxim Group LLC, the sole book-running manager in the Company’s recent public sale of _____ Common Shares, ______ Pre-Funded Warrants and ________ Purchase Warrants, are [waiving][releasing] a lock-up restriction with respect to ____ shares of the Company’s Common Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 2020 and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[to be attached]

Exhibit 4.1

GLOBUS MARITIME LIMITED

and

Computershare Inc.

Computershare Trust Company, N.A.

as

Warrant Agent

Warrant Agency Agreement

Dated as of June 22, 2020

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of June 22, 2020 (“Agreement”), between Globus Maritime Limited, a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (collectively with Computershare, the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, pursuant to a registered offering by the Company (the “Offering”) of up to 34,285,714 common shares, par value $0.004 per share (the “Common Shares”) of the Company (or up to 34,285,714 Pre-Funded Warrants to purchase Common Shares for any purchaser who, as a result of purchasing securities in this Offering, would, together with its affiliates and other related parties, beneficially own more than 4.99% or 9.99% of our outstanding Common Shares immediately following the consummation of the Offering) (the “Pre-Funded Warrants” and, together with the Common Shares and the Common Shares issuable upon exercise of the Pre-Funded Warrants, the “Shares”) and up to 34,285,714 Class A Warrants (the “Warrants”) to purchase 34,285,714 Common Shares (the “Warrant Shares”) at a price of $0.35 per share; and

WHEREAS, the Company granted an over-allotment option to purchase up to fifteen percent (15%) of the aggregate number of Shares and/or Warrants sold, including warrants to purchase an additional 5,142,857 Common Shares (the “Over-Allotment Option”) to the Underwriters; and

WHEREAS, upon the terms and subject to the conditions hereinafter set forth and pursuant to an effective registration statement on Form F-1, as amended (File No. 333-238119) (the “Registration Statement”), and the terms and conditions of the Warrant Certificate, the Company wishes to issue the Warrants in book entry form entitling the respective holders of the Warrants (the “Holders,” which term shall include a Holder’s transferees, successors and assigns and “Holder” shall include, if the Warrants are held in “street name,” a Participant (as defined below) or a designee appointed by such Participant); and

WHEREAS, the Common Shares (or Pre-Funded Warrants) and Warrants to be issued in connection with the Offering shall be issued separately, but will be purchased together in the Offering; and

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.                Certain Definitions. For purposes of this Agreement, all capitalized terms not herein defined shall have the meanings hereby indicated:

(a)              “Affiliate” has the meaning ascribed to it in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)              “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(c)              “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(d)             “Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

(e)              “Warrant Certificate” means a certificate in substantially the form attached as Exhibit 1 hereto, representing such number of Warrant Shares as is indicated therein, provided that any reference to the delivery of a Warrant Certificate in this Agreement shall include delivery of a Definitive Certificate or a Global Warrant (each as defined below).

All other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Certificate.

Section 2.                 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.

Section 3.                  Global Warrants.

(a)              The Warrants shall be registered securities and shall be evidenced by a global warrant (the “Global Warrants”), in the form of the Warrant Certificate, which shall be deposited with the Warrant Agent and registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “DTC”), or as otherwise directed by the DTC. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the DTC or its nominee for each Global Warrant or (ii) institutions that have accounts with the DTC (such institution, with respect to a Warrant in its account, a “Participant”).

(b)              If the DTC subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the DTC to deliver to the Warrant Agent for cancellation each Global Warrant, and the Company shall instruct the Warrant Agent to deliver to each Holder a Warrant Certificate. In such event, the transfer, exchange or exercise of the Warrants shall be conducted in accordance with the customary procedures of the Warrant Agent.

(c)              A Holder has the right to elect at any time or from time to time a Warrant Exchange (as defined below) pursuant to a Warrant Certificate Request Notice (as defined below). Upon written notice by a Holder to the Warrant Agent for the exchange of some or all of such Holder’s Global Warrants for a separate certificate substantially in the form attached hereto as Exhibit 1 (such separate certificate, a “Definitive Certificate”) evidencing the same number of Warrants, which request shall be in the form attached hereto as Exhibit 2, properly completed and duly executed (a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the deemed surrender upon delivery by the Holder of a number of Global Warrants for the same number of Warrants evidenced by a Warrant Certificate, a “Warrant Exchange”), the Warrant Agent shall promptly effect the Warrant Exchange and shall promptly issue and deliver to the Holder a Definitive Certificate for such number of Warrants in the name set forth in the Warrant Certificate Request Notice.  Such Definitive Certificate shall be dated the original issue date of the Warrants, shall be executed manually or by facsimile by an authorized signatory of the Company, shall be substantially in the form attached hereto as Exhibit 1 and shall be reasonably acceptable in all respects to such Holder. In connection with a Warrant Exchange, the Company agrees to deliver, or to direct the Warrant Agent to deliver, the Definitive Certificate to the Holder within ten (10) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (“Warrant Certificate Delivery Date”).  If the Company fails for any reason to deliver to the Holder the Definitive Certificate subject to a Warrant Certificate Request Notice by the Warrant Certificate Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Definitive Certificate (based on the VWAP (as defined in the Warrants) of the Common Shares on the Warrant Certificate Request Notice Date), $10 per Business Day for each Business Day after such Warrant Certificate Delivery Date until such Definitive Certificate is delivered or, prior to delivery of such Definitive Certificate, the Holder rescinds such Warrant Exchange.  Except as provided in Section 16, the Warrant Agent shall have no liability for the Company’s failure to deliver to the Holders the Definitive Certificate as set forth in this paragraph 3(c). The Company covenants and agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Definitive Certificate and, notwithstanding anything to the contrary set forth herein, the Definitive Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Warrants evidenced by such Warrant Certificate and the terms of this Agreement, other than Sections 3(c), 3(d) and 9 herein, shall not apply to the Warrants evidenced by the Definitive Certificate.

(d)              A Holder of a Definitive Certificate (pursuant to a Warrant Exchange or otherwise) has the right to elect at any time or from time to time a Global Warrants Exchange (as defined below) pursuant to a Global Warrants Request Notice (as defined below). Upon written notice by a Holder to the Company for the exchange of some or all of such Holder’s Warrants evidenced by a Definitive Certificate for a beneficial interest in Global Warrants held in book-entry form through the DTC evidencing the same number of Warrants, which request shall be in the form attached hereto as Exhibit 3, properly completed and duly executed (a “Global Warrants Request Notice” and the date of delivery of such Global Warrants Request Notice by the Holder, the “Global Warrants Request Notice Date” and the surrender upon delivery by the Holder of the Warrants evidenced by Definitive Certificates for the same number of Warrants evidenced by a beneficial interest in Global Warrants held in book-entry form through the DTC, a “Global Warrants Exchange”), the Company shall promptly effect the Global Warrants Exchange and shall promptly direct the Warrant Agent to issue and deliver to the Holder Global Warrants for such number of Warrants in the Global Warrants Request Notice, which beneficial interest in such Global Warrants shall be delivered by the DTC’s Deposit or Withdrawal at Custodian system to the Holder pursuant to the instructions in the Global Warrants Request Notice.  In connection with a Global Warrants Exchange, the Company shall direct the Warrant Agent to deliver the beneficial interest in such Global Warrants to the Holder within ten (10) Business Days of the Global Warrants Request Notice pursuant to the delivery instructions in the Global Warrant Request Notice (“Global Warrants Delivery Date”). The Company covenants and agrees that, upon the date of delivery of the Global Warrants Request Notice, the Holder shall be deemed to be the beneficial holder of such Global Warrants.

Section 4.                 Form of Warrant Certificates. The Warrant Certificate, together with the form of election to purchase Common Shares (“Notice of Exercise”) and the form of assignment to be printed on the reverse thereof, shall be substantially in the form of Exhibit 1 hereto.

Section 5.                 Countersignature and Registration. The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, by facsimile signature. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

The Warrant Agent will keep or cause to be kept, at one of its offices, or at the office of one of its agents, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective Holders of the Warrant Certificates, the number of warrants evidenced on the face of each of such Warrant Certificate and the date of each of such Warrant Certificate.

Section 6.                Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. With respect to the Global Warrant, subject to the provisions of the Warrant Certificate and the last sentence of this first paragraph of Section 6 and subject to applicable law, rules or regulations, or any “stop transfer” instructions the Company may give to the Warrant Agent, at any time after the closing date of the Offering, and at or prior to the Close of Business on the Termination Date (as such term is defined in the Warrant Certificate), any Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants, entitling the Holder to purchase a like number of Common Shares as the Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants surrendered then entitled such Holder to purchase. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate or Global Warrant shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the office of the Warrant Agent designated for such purposes, provided that no such surrender is applicable to the Holder of a Global Warrant. Any requested transfer of Warrants, whether in book-entry form or certificate form, shall be accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent. Thereupon the Warrant Agent shall, subject to the last sentence of this first paragraph of Section 6, countersign and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates. The Company shall compensate the Warrant Agent per the fee schedule mutually agreed upon by the parties hereto and provided separately on the date hereof.

Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity in customary form and amount reasonably satisfactory to the Warrant Agent, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

Section 7.                  Exercise of Warrants; Exercise Price; Termination Date.

(a)               The Warrants shall be exercisable commencing on the Issue Date. The Warrants shall cease to be exercisable and shall terminate and become void as set forth in the Warrant Certificate.  Subject to the foregoing and to Section 7(b) below, the Holder of a Warrant may exercise the Warrant in whole or in part upon surrender of the Warrant Certificate, if required, with the executed Notice of Exercise and payment of the Exercise Price, which may be made, at the option of the Holder, by wire transfer or by certified or official bank check in United States dollars, to the Warrant Agent at the office of the Warrant Agent designated for such purposes or to the office of one of its agents as may be designated by the Warrant Agent from time to time. In the case of the Holder of a Global Warrant, the Holder shall deliver the executed Notice of Exercise and the payment of the Exercise Price pursuant to Section 2(a) of the Warrant. Notwithstanding any other provision in this Agreement, a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the DTC (or another established clearing corporation performing similar functions), shall effect exercises by delivering to the DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by the DTC (or such other clearing corporation, as applicable). The Company acknowledges that the bank accounts maintained by Computershare in connection with the services provided under this Agreement will be in its name and that Computershare may receive investment earnings in connection with the investment at Warrant Agent risk and for its benefit of funds held in those accounts from time to time.  Neither the Company nor the Holders will receive interest on any deposits or Exercise Price.  No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Company hereby acknowledges and agrees that, with respect to a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the DTC (or another established clearing corporation performing similar functions), upon delivery of irrevocable instructions to such holder’s Participant to exercise such warrants, that solely for purposes of Regulation SHO that such holder shall be deemed to have exercised such warrants.

(b)              Upon receipt of a Notice of Exercise for a cashless exercise pursuant to Section 2(c) of the Warrant (a “Cashless Exercise”) the Company will promptly calculate and transmit to the Warrant Agent the number of Warrant Shares issuable in connection with such Cashless Exercise and deliver a copy of the Notice of Exercise to the Warrant Agent, which shall issue such number of Warrant Shares in connection with such Cashless Exercise. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise is accurate or correct.

(c)              Upon the exercise of the Warrant Certificate pursuant to the terms of Section 2 of the Warrant Certificate, the Warrant Agent shall cause the Warrant Shares underlying such Warrant Certificate or Global Warrant to be delivered to or upon the order of the Holder of such Warrant Certificate or Global Warrant, registered in such name or names as may be designated by such Holder, no later than the Warrant Share Delivery Date (as such term is defined in the Warrant Certificate). If the Company is then a participant in the DWAC system of the DTC and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via Cashless Exercise, then the certificates for Warrant Shares shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s broker with the DTC through its DWAC system. For the avoidance of doubt, if the Company becomes obligated to pay any amounts to any Holders pursuant to Section 2(d)(i) or 2(d)(iv) of the Warrant Certificate, such obligation shall be solely that of the Company and not that of the Warrant Agent. Notwithstanding anything else to the contrary in this Agreement, except in the case of a Cashless Exercise, if any Holder fails to duly deliver payment to the Warrant Agent of an amount equal to the aggregate Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder’s Warrant by the Warrant Share Delivery Date, the Warrant Agent will not obligated to deliver such Warrant Shares (via DWAC or otherwise) until following receipt of such payment, and the applicable Warrant Share Delivery Date shall be deemed extended by one day for each day (or part thereof) until such payment is delivered to the Warrant Agent.

(d)              The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price for all Warrants in the account of the Company maintained with Computershare for such purpose (or to such other account as directed by the Company in writing) and shall advise the Company via email upon receipt of each notice of exercise. The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company, or as otherwise from time to time as reasonably requested by the Company.

Section 8.                Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificate shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall deliver all canceled Warrant Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company, subject to any applicable law, rule or regulation requiring the Warrant Agent to retain such canceled certificates.

Section 9.                 Certain Representations; Reservation and Availability of Common Shares or Cash.

(a)              This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto and payment therefor by the Holders as provided in the Registration Statement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)             As of the date hereof, the authorized capital stock of the Company consists of (i) 500,000,000 Common Shares, of which approximately 6,416,666 Common Shares are issued and outstanding as of June 15, 2020, and 39,428,571 Common Shares are reserved for issuance upon exercise of the Warrants, (ii) 100,000,000 Class B common shares, par value $0.001 per share, and (iii) 100,000,000 preferred shares, par value $0.001 per share, of which 5,000 Series B preferred shares are issued and outstanding. Except as disclosed in the Registration Statement, there are no other outstanding obligations, warrants, options or other rights to subscribe for or purchase from the Company any class of capital stock of the Company.

(c)             The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or its authorized and issued Common Shares held in its treasury, free from preemptive rights, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Warrants.

(d)              The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing Common Shares upon exercise of the Warrants. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the Holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificate for Common Shares upon the exercise of any Warrants and the Warrant Agent shall not be required to take any related action until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company’s and the Warrant Agent’s reasonable satisfaction that no such tax or governmental charge is due.

Section 10.              Common Shares Record Date. Each Person in whose name any certificate for Common Shares is issued (or to whose broker’s account is credited Common Shares through the DWAC system) upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record for the Common Shares represented thereby on, and such certificate shall be dated, the date on which submission of the Notice of Exercise was made, provided that the Warrant Certificate evidencing such Warrant is duly surrendered (but only if required herein) and payment of the Exercise Price (and any applicable transfer taxes) is received on or prior to the Warrant Share Delivery Date; provided, however, that if the date of submission of the Notice of Exercise is a date upon which the Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Shares transfer books of the Company are open.

Section 11.              Adjustment of Exercise Price, Number of Common Shares or Number of the Company Warrants. The Exercise Price, the number of shares covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Warrant Certificate. In the event that at any time, as a result of an adjustment made pursuant to Section 3 of the Warrant Certificate, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 3 of the Warrant Certificate and the provisions of Sections 7, 11 and 12 of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.  All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Warrant Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

Section 12.               Certification of Adjusted Exercise Price or Number of Common Shares. Whenever the Exercise Price or the number of Common Shares issuable upon the exercise of each Warrant is adjusted as provided in Section 11 or 13, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of a Warrant Certificate. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

Section 13.               Fractional Common Shares.

(a)             The Company shall not issue fractions of Warrants or distribute Warrant Certificates which evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding of such fraction to the nearest whole Warrant (rounded down).

(b)             The Company shall not issue fractions of Common Share upon exercise of Warrants or distribute stock certificates which evidence fractional Common Shares. Whenever any fraction of a Common Share would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Warrant Certificate.

Section 14.              Conditions of the Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the express terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

(a)              Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation detailed on the fee schedule mutually agreed upon by the parties hereto and provided separately on the date hereof for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred without gross negligence or willful misconduct by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent; provided, that the Company shall not be entitled to any right of set off and such gross negligence or willful misconduct shall be determined by a final non-appealable judgment of a court of competent jurisidiction. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, or willful misconduct on the part of the Warrant Agent (in each case as determined by a final, non-appealable decision of a court of competent jurisdiction), arising out of or in connection with its acting as Warrant Agent hereunder, including the reasonable costs and expenses of defending against any claim of such liability. Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Warrant Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought, and the Warrant Agent’s aggregate liability to the Company, or any of the Company’s representatives or agents, under this Section 14(a) or under any other term or provision of this Agreement, whether in contract, tort, or otherwise, is expressly limited to, and shall not exceed in any circumstances, one (1) year’s fees received by the Warrant Agent as fees and charges under this Agreement, but not including reimbursable expenses previously reimbursed to the Warrant Agent by the Company hereunder.

(b)              Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

(c)              Counsel. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in accordance with the advice or opinion of such counsel.

(d)              Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e)              Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

(f)               No Liability for Interest. The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g)              No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon).

(h)              No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificate (except as to the Warrant Agent’s countersignature thereon), all of which are made solely by the Company.

(i)               No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificate. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law.

Section 15.                Purchase or Consolidation or Change of Name of Warrant Agent. Any Person into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any Person succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement  any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 16.               Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following express terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

(a)               Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, Chief Financial Officer or Vice President of the Company; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

(b)               Subject to the limitation set forth in Section 14, the Warrant Agent shall be liable hereunder only for its own gross negligence or willful misconduct (in each case as determined by a final non-appealable court of competent jurisdiction).

(c)               The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificate (except its countersignature thereof) by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(d)               The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Common Shares required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by the Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(e)               The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by any party of the provisions of this Agreement.

(f)                The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Chief Financial Officer or Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken or suffered to be taken by it in accordance with instructions of any such officer.

(g)               The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(h)               The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, willful misconduct or bad faith in the selection and continued employment thereof (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

Section 17.               Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing sent to the Company and to each transfer agent of the Common Shares, and to the Holders of the Warrant Certificates. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Shares, and to the Holders of the Warrant Certificates. If the Company shall fail to make an appointment of a successor to the Warrant Agent within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent, provided that, for purposes of this Agreement, the Company shall be deemed to be the Warrant Agent until a new warrant agent is appointed. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the Company or the successor Warrant Agent, as the case may be, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, or assumption of the Warrant Agent’s role by the Company, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the Holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 17, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

Section 18.               Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

Section 19.               Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 17, by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate shall be deemed given (a) on the date delivered, if delivered personally, (b) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)          If to the Company, to:

Globus Maritime Limited

128 Vouliagmenis Avenue, 3rd Floor

166 74 Glyfada, Attica, Greece

Email: a.g.feidakis@globusmaritime.gr

Facsimile: +30 210 9608359

Attn: Chief Executive Officer

(b)          If to the Warrant Agent, to:

Computershare Trust Company, N.A.

Computershare Inc.

150 Royall Street

Canton, MA 02021

Facsimile: 781-575-2549

Attn: Client Services

For any notice delivered by email to be deemed given or made, such notice must be followed by notice sent by overnight courier service to be delivered on the next business day following such email, unless the recipient of such email has acknowledged via return email receipt of such email.

(c)              If to the Holder of any Warrant Certificate to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant, such notice shall be sufficiently given if given to the DTC (or its designee) pursuant to the procedures of the DTC or its designee.

Section 20.               Supplements and Amendments.

(a)              The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Global Warrants in order to add to the covenants and agreements of the Company for the benefit of the Holders of the Global Warrants or to surrender any rights or power reserved to or conferred upon the Company in this Agreement, provided that such addition or surrender shall not adversely affect the interests of the Holders of the Global Warrants or Warrant Certificates in any material respect.

(b)              In addition to the foregoing, with the consent of Holders of Warrants entitled, upon exercise thereof, to receive not less than a majority of the Common Shares issuable under Warrants which are not beneficially owned by Affiliates of the Company, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the Holders of the Global Warrants; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 11) upon which the Warrants are exercisable or the rights of holders of Warrants to receive liquidated damages or other payments in cash from the Company or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding Global Warrant or Warrant Certificate affected thereby. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 20, Notwithstanding anything in this Agreement to the contrary, the Warrant Agreement shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent and the Company.

Section 21.               Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 22.              Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Holders of Warrant Certificates and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement.  This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.  Notwithstanding anything to the contrary contained herein, to the extent any provision of a Warrant Certificate conflicts with any provision of this Agreement, the provisions of this Agreement shall govern and be controlling with respect to the rights, duties, obligations and immunities of the Warrant Agent.

Section 23.               Governing Law. This Agreement and each Warrant Certificate and Global Warrant issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Section 24.               Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

Section 25.              Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 26.               Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 27.                Information. The Company agrees to promptly provide to the Holders of the Warrants any information it provides to the holders of the Common Shares, except to the extent any such information is publicly available on the EDGAR system (or any successor thereof) of the Securities and Exchange Commission.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GLOBUS MARITIME LIMITED

By	/s/ Athanasios Feidakis
Name:	Athanasios Feidakis
Title:	Chief Executive Officer

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A.

By	/s/ Collin Ekeogu
Name:	Collin Ekeogu
Title:	Manager, Corporate Actions

FORM OF CLASS A COMMON SHARE PURCHASE WARRANT

GLOBUS MARITIME LIMITED

Warrant Shares: [_______]	Issue Date: June 22, 2020

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to 5:00 p.m. (New York City time) on June 22, 2025 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Globus Maritime Limited, a Marshall Islands corporation (the “Company”), up to ______ Common Shares (as subject to adjustment hereunder, the “Warrant Shares”).  The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company or its nominee (“DTC”) shall initially be the sole registered holder of this Warrant, subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

Section 28.            Definitions.  In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the bid price of the Common Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, par value $0.004 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Statement” means the Company’s registration statement on Form F-1 (File No. 333-238119).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company, which is actively engaged in a trade or business, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Shares are traded on a Trading Market. “Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Inc. or its affiliate with offices located at 150 Royall Street, Canton, MA 02021, and any successor transfer agent of the Company.

“Underwriting Agreement” means the underwriting agreement, dated as of June 18, 2020 among the Company and Maxim Group LLC as representative of the underwriters named therein, as amended, modified or supplemented from time to time in accordance with its terms.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Agency Agreement” means that certain warrant agency agreement, dated on or about the Issue Date, between the Company and the Warrant Agent.

“Warrant Agent” means Computershare Inc. and Computershare Trust Company, N.A. or its affiliate that acts as warrant agent and any successor warrant agent of the Company.

“Warrants” means this Warrant and other Common Share purchase warrants issued by the Company pursuant to the Registration Statement.

Section 29.            Exercise.

(a)               Exercise of Warrant.  Subject to the provisions of Section 2(e) herein, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”).  Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or by certified or official bank check in United States dollars unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall lower the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement or to provide a Notice of Exercise on or prior to the Issue Date pursuant to the last sentence of Section 2(d)(i), in which case this sentence shall not apply. Notwithstanding anything to the contrary contained herein, a beneficial holder of the Warrant shall have all of the rights and remedies of the “Holder” hereunder.

(b)               Exercise Price.  The exercise price per Common Share under this Warrant shall be $0.35, subject to adjustment hereunder (the “Exercise Price”).

(c)               Cashless Exercise.  If at the time of exercise hereof, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Shares on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and (X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrant being exercised. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d)               Mechanics of Exercise.

i.                    Delivery of Warrant Shares Upon Exercise.  The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company or the Warrant Agent of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company one (1) Trading Day prior to such second Trading Day after the delivery of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company or the Warrant Agent of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company one (1) Trading Day prior to such number of Trading Days comprising the Standard Settlement Period after the delivery of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed, solely for purposes of Regulation SHO of the Securities Act, to have become the holder of record of such Warrant Shares, irrespective of the date of delivery of such Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason (other than failure of the Holder to timely deliver the aggregate Exercise Price, unless the Warrant is validly exercised by means of a cashless exercise) to deliver or cause the delivery to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Issue Date, which may be delivered at any time after the time of execution of the Underwriting Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Issue Date and the Issue Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received prior to 12:00 p.m. (New York City time) on the Issue Date.

ii.                  Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver or cause the Warrant Agent to deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.                Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.                Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than as a result of failure of the Holder to timely deliver the aggregate Exercise Price, unless the Warrant is validly exercised by means of a cashless exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Warrant to purchase Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v.                  No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the nearest whole share.

vi.                Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder (along with a medallion guarantee if requested by the Company or the Warrant Agent) and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.              Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e)               Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  For purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination, and a submission of a Notice of Exercise shall be deemed a representation and warranty by the Holder of the foregoing determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported.  The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by the Holder prior to the issuance of any Warrants, 9.99%) of the number of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant.  The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 30.            Certain Adjustments.

(a)               Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares or (iv) issues by reclassification of the Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)               Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c)               Pro Rata Distributions.  During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) except to the extent an adjustment was already made pursuant to Section 3(a) (a “Distribution”), then the Exercise Price shall be decreased, effective immediately after the effective date of such Distribution, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each Common Share in respect of such Distribution in order that subsequent thereto upon exercise of the Warrants the Holder may obtain the equivalent benefit of such Distribution.

(d)               Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.  “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such contemplated Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction, (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow.  The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holders holding Warrants to purchase at least a majority of the Common Shares underlying the then outstanding Warrants (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holders holding Warrants to purchase at least a majority of the Common Shares underlying the then outstanding Warrants. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(e)               Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

(f)                Notice to Holder.

(i)                 Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)              Notice to Allow Exercise by Holder. If (A) the Company shall declare a Distribution on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company (and its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 10 Trading Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(g)               Voluntary Adjustment by Company.  Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 31.            Transfer of Warrant.

(a)               Transferability.  This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney (along with a medallion guarantee if requested by the Company or the Warrant Agent) and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form (along with a medallion guarantee if requested by the Company or the Warrant Agent) to the Company assigning this Warrant in full.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)               New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)               Warrant Register. The Warrant Agent (or the Company, if this Warrant is not held in global form through DTC (or any successor depository)) shall register this Warrant, upon records to be maintained by the Warrant Agent (or the Company, as applicable) for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company and the Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.

Section 32.            Miscellaneous.

(a)               No Rights as Shareholder Until Exercise; No Settlement in Cash.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.  Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

(b)               Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of an affidavit of loss reasonably satisfactory to the Company evidencing the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)               Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d)               Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the holders of a majority of the then outstanding Warrants (based on the number of Warrant Shares underlying such Warrants) which are not beneficially owned by Affiliates of the Company, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 3) upon which the Warrants are exercisable or the rights of holders of Warrants to receive liquidated damages or other payments in cash from the Company or reducing the percentage required for consent to modification of this Warrant may be made without the consent of the Holder of each outstanding Warrant affected thereby.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)               Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(f)                Jurisdiction; Agent for Process. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that, subject to applicable law, such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, nothing in this paragraph shall limit or restrict the federal district court and the state court in which a Holder may bring a claim under the federal securities laws. The Company hereby irrevocably designates and appoints Watson Farley & Williams LLP, 250 West 55th Street, 31st Floor, New York, New York 10019 (the “Process Agent”) as its authorized agent upon whom process may be served in any claim brought against the Company, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to each Purchaser that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same.  The Company hereby irrevocably authorizes and directs the Process Agent to accept such service.

(g)               Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(h)               Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i)                 Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile, e-mail (except with respect to the Warrant Agent) or sent by a nationally recognized overnight courier service, addressed to:

If to the Warrant Agent

Computershare Trust Company, N.A.

Computershare Inc.

150 Royall Street

Canton, MA 02021

Facsimile: 781-575-2549

Attn: Client Services If to the Company

Globus Maritime Limited

128 Vouliagmenis Avenue, 3rd Floor

166 74 Glyfada

Athens, Greece

Tel: +30 210 960 8300

Email: a.g.feidakis@globusmaritime.gr

Facsimile: +30 210 9608359

Attn: Chief Executive Officer

or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e- mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K.

(j)                 Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Share or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k)               Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(l)                 Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(m)             Amendment.  This Warrant may be modified or amended (or the provisions hereof waived) in accordance with the provisions set forth in Section 20 of the Warrant Agency Agreement.

(n)               Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o)               Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(p)               Warrant Agency Agreement. If this Warrant is held in global form through DTC (or any successor depository) this Warrant is issued subject to the Warrant Agency Agreement. Subject to Section 22 of the Warrant Agency Agreement, to the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agency Agreement, the provisions of this Warrant shall govern and be controlling. Any reference to the Company is also deemed to refer to the Warrant Agent, unless otherwise specified or the context otherwise requires.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GLOBUS MARITIME LIMITED

By:
Name:
Title:

NOTICE OF EXERCISE

TO:         GLOBUS MARITIME LIMITED

(1)       The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only required if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)       Payment shall take the form of (check applicable box):

[  ] wire transfer or certified or official bank check in lawful money of the United States; or

[  ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)       Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

DTC number:
Account name:
Account number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:

Title of Authorized Signatory:
Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Phone Number:
Email Address:
Dated: _______________ __, ______
Holder’s Signature: _______________
Holder’s Address: _______________

Exhibit 2

Form of Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: Computershare Inc. and Computershare Trust Company, N.A. as Warrant Agent for Globus Maritime Limited (the “Company”)

The undersigned Holder of Common Share Purchase Warrants (“Warrants”) in the form of Global Warrants issued by the Company hereby elects to receive a Warrant Certificate evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Global Warrants: _____________________________

2.	Name of Holder in Warrant Certificate (if different from name of Holder of Warrants in form of Global Warrants): ________________________________

3.	Number of Warrants in name of Holder in form of Global Warrants: ___________________

4.	Number of Warrants for which Warrant Certificate shall be issued: __________________

5.	Number of Warrants in name of Holder in form of Global Warrants after issuance of Warrant Certificate, if any: ___________

6.	Warrant Certificate shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Warrant Certificate, the Holder is deemed to have surrendered the number of Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Warrant Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________

Name of Authorized Signatory: ________________________________________________

Title of Authorized Signatory: _________________________________________________

Date: _______________________________________________________________

Exhibit 3

Form of Global Warrant Request Notice

GLOBAL WARRANT REQUEST NOTICE

To: Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent for Globus Maritime Limited (the “Company”)

The undersigned Holder of Common Share Purchase Warrants (“Warrants”) in the form of Warrants Certificates issued by the Company hereby elects to receive a Global Warrant evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Warrant Certificates: _____________________________

2.	Name of Holder in Global Warrant (if different from name of Holder of Warrants in form of Warrant Certificates): ________________________________

3.	Number of Warrants in name of Holder in form of Warrant Certificates: ___________________

4.	Number of Warrants for which Global Warrant shall be issued: __________________

5.	Number of Warrants in name of Holder in form of Warrant Certificates after issuance of Global Warrant, if any: ___________

6.	Global Warrant shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Global Warrant Exchange and the issuance of the Global Warrant, the Holder is deemed to have surrendered the number of Warrants in form of Warrant Certificates in the name of the Holder equal to the number of Warrants evidenced by the Global Warrant.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________

Name of Authorized Signatory: ________________________________________________

Title of Authorized Signatory: _________________________________________________

Date: _______________________________________________________________

Exhibit 4.2

FORM OF CLASS A COMMON SHARE PURCHASE WARRANT

GLOBUS MARITIME LIMITED

Warrant Shares: [_______]	Issue Date: June 22, 2020

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date and on or prior to 5:00 p.m. (New York City time) on June 22, 2025 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Globus Maritime Limited, a Marshall Islands corporation (the “Company”), up to ______ Common Shares (as subject to adjustment hereunder, the “Warrant Shares”).  The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant shall initially be issued and maintained in the form of a security held in book-entry form and the Depository Trust Company or its nominee (“DTC”) shall initially be the sole registered holder of this Warrant, subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement, in which case this sentence shall not apply.

Section 1.                Definitions.  In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the bid price of the Common Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, par value $0.004 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Statement” means the Company’s registration statement on Form F-1 (File No. 333-238119).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company, which is actively engaged in a trade or business, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Shares are traded on a Trading Market. “Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Inc. or its affiliate with offices located at 150 Royall Street, Canton, MA 02021, and any successor transfer agent of the Company.

“Underwriting Agreement” means the underwriting agreement, dated as of June 18, 2020 among the Company and Maxim Group LLC as representative of the underwriters named therein, as amended, modified or supplemented from time to time in accordance with its terms.

2

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Agency Agreement” means that certain warrant agency agreement, dated on or about the Issue Date, between the Company and the Warrant Agent.

“Warrant Agent” means Computershare Inc. and Computershare Trust Company, N.A. or its affiliate that acts as warrant agent and any successor warrant agent of the Company.

“Warrants” means this Warrant and other Common Share purchase warrants issued by the Company pursuant to the Registration Statement.

Section 2.                    Exercise.

a)                  Exercise of Warrant.  Subject to the provisions of Section 2(e) herein, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issue Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”).  Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or by certified or official bank check in United States dollars unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall lower the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

3

Notwithstanding the foregoing in this Section 2(a), a holder whose interest in this Warrant is a beneficial interest in certificate(s) representing this Warrant held in book-entry form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 2(a) by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement or to provide a Notice of Exercise on or prior to the Issue Date pursuant to the last sentence of Section 2(d)(i), in which case this sentence shall not apply. Notwithstanding anything to the contrary contained herein, a beneficial holder of the Warrant shall have all of the rights and remedies of the “Holder” hereunder.

b)                  Exercise Price.  The exercise price per Common Share under this Warrant shall be $0.35, subject to adjustment hereunder (the “Exercise Price”).

c)                  Cashless Exercise.  If at the time of exercise hereof, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Shares on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

4

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrant being exercised. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d)                  Mechanics of Exercise.

i.            Delivery of Warrant Shares Upon Exercise.  The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company or the Warrant Agent of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company one (1) Trading Day prior to such second Trading Day after the delivery of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company or the Warrant Agent of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company one (1) Trading Day prior to such number of Trading Days comprising the Standard Settlement Period after the delivery of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed, solely for purposes of Regulation SHO of the Securities Act, to have become the holder of record of such Warrant Shares, irrespective of the date of delivery of such Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason (other than failure of the Holder to timely deliver the aggregate Exercise Price, unless the Warrant is validly exercised by means of a cashless exercise) to deliver or cause the delivery to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Issue Date, which may be delivered at any time after the time of execution of the Underwriting Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Issue Date and the Issue Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received prior to 12:00 p.m. (New York City time) on the Issue Date.

5

ii.                 Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver or cause the Warrant Agent to deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.                Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.                Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than as a result of failure of the Holder to timely deliver the aggregate Exercise Price, unless the Warrant is validly exercised by means of a cashless exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Warrant to purchase Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

6

v.            No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the nearest whole share.

vi.           Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder (along with a medallion guarantee if requested by the Company or the Warrant Agent) and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.          Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7

e)                  Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  For purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination, and a submission of a Notice of Exercise shall be deemed a representation and warranty by the Holder of the foregoing determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported.  The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by the Holder prior to the issuance of any Warrants, 9.99%) of the number of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant.  The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

8

Section 3.                    Certain Adjustments.

a)                  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares or (iv) issues by reclassification of the Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                  Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)                  Pro Rata Distributions.  During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) except to the extent an adjustment was already made pursuant to Section 3(a) (a “Distribution”), then the Exercise Price shall be decreased, effective immediately after the effective date of such Distribution, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each Common Share in respect of such Distribution in order that subsequent thereto upon exercise of the Warrants the Holder may obtain the equivalent benefit of such Distribution.

9

d)                  Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.  “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such contemplated Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction, (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow.  The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holders holding Warrants to purchase at least a majority of the Common Shares underlying the then outstanding Warrants (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holders holding Warrants to purchase at least a majority of the Common Shares underlying the then outstanding Warrants. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

10

e)                 Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

f)                  Notice to Holder.

i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Exercise by Holder. If (A) the Company shall declare a Distribution on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company (and its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 10 Trading Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

g)                 Voluntary Adjustment by Company.  Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

11

Section 4.                    Transfer of Warrant.

a)                 Transferability.  This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney (along with a medallion guarantee if requested by the Company or the Warrant Agent) and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form (along with a medallion guarantee if requested by the Company or the Warrant Agent) to the Company assigning this Warrant in full.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                  New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                  Warrant Register. The Warrant Agent (or the Company, if this Warrant is not held in global form through DTC (or any successor depository)) shall register this Warrant, upon records to be maintained by the Warrant Agent (or the Company, as applicable) for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company and the Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.

Section 5.                    Miscellaneous.

a)                  No Rights as Shareholder Until Exercise; No Settlement in Cash.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.  Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

12

b)                Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of an affidavit of loss reasonably satisfactory to the Company evidencing the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                 Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d)                  Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the holders of a majority of the then outstanding Warrants (based on the number of Warrant Shares underlying such Warrants) which are not beneficially owned by Affiliates of the Company, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 3) upon which the Warrants are exercisable or the rights of holders of Warrants to receive liquidated damages or other payments in cash from the Company or reducing the percentage required for consent to modification of this Warrant may be made without the consent of the Holder of each outstanding Warrant affected thereby.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

13

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

f)                   Jurisdiction; Agent for Process. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that, subject to applicable law, such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, nothing in this paragraph shall limit or restrict the federal district court and the state court in which a Holder may bring a claim under the federal securities laws. The Company hereby irrevocably designates and appoints Watson Farley & Williams LLP, 250 West 55th Street, 31st Floor, New York, New York 10019 (the “Process Agent”) as its authorized agent upon whom process may be served in any claim brought against the Company, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to each Purchaser that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same.  The Company hereby irrevocably authorizes and directs the Process Agent to accept such service.

14

g)                  Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

h)                  Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i)                   Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile, e-mail (except with respect to the Warrant Agent) or sent by a nationally recognized overnight courier service, addressed to:

If to the Warrant Agent

Computershare Trust Company, N.A.

Computershare Inc.

150 Royall Street

Canton, MA 02021

Facsimile: 781-575-2549

Attn: Client Services If to the Company

Globus Maritime Limited

128 Vouliagmenis Avenue, 3rd Floor

166 74 Glyfada

Athens, Greece

Tel: +30 210 960 8300

Email: a.g.feidakis@globusmaritime.gr

Facsimile: +30 210 9608359

Attn: Chief Executive Officer

15

or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e- mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K.

j)                  Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Share or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)                 Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l)                  Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

m)                Amendment.  This Warrant may be modified or amended (or the provisions hereof waived) in accordance with the provisions set forth in Section 20 of the Warrant Agency Agreement.

n)                 Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o)                 Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

16

p)                  Warrant Agency Agreement. If this Warrant is held in global form through DTC (or any successor depository) this Warrant is issued subject to the Warrant Agency Agreement. Subject to Section 22 of the Warrant Agency Agreement, to the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agency Agreement, the provisions of this Warrant shall govern and be controlling. Any reference to the Company is also deemed to refer to the Warrant Agent, unless otherwise specified or the context otherwise requires.

********************

(Signature Page Follows)

17

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GLOBUS MARITIME LIMITED

By:
Name:
Title:

NOTICE OF EXERCISE

TO:        GLOBUS MARITIME LIMITED

(1)       The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only required if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)       Payment shall take the form of (check applicable box):

[  ] wire transfer or certified or official bank check in lawful money of the United States; or

[  ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)       Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

DTC number:
Account name:
Account number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

19

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Phone Number:
Email Address:
Dated: _______________ __, ______
Holder’s Signature: _______________
Holder’s Address: _______________

Exbiti 4.3

PRE-FUNDED COMMON SHARES PURCHASE WARRANT

GLOBUS MARITIME LIMITED

Warrant Shares: [_______]	Initial Exercise Date:	2020

THIS PRE-FUNDED COMMON SHARES PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from Globus Maritime Limited, a Republic of the Marshall Islands corporation (the “Company”), up to ______ Common Shares (as subject to adjustment hereunder, the “Warrant Shares”. The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the bid price of the Common Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

1

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, par value $0.004 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Statement” means the Company’s registration statement on Form F-1 (File No. 333-238119).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company which is actively engaged in a trade or business, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Shares are traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Inc., the current transfer agent of the Company with a mailing address of 462 South 4th Street, Suite 1600, Louisville, KY, 40202, and any successor transfer agent of the Company.

2

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means this Warrant and other Pre-Funded Common Share purchase warrants issued by the Company pursuant to the Registration Statement.

Section 2. Exercise.

a)                  Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall lower the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

3

b)                  Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.01 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.01 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. The exercise price per Warrant Share under this Warrant shall be $0.35, subject to adjustment hereunder. The remaining unpaid exercise price per Warrant Share under this Warrant shall be $0.01, subject to adjustment hereunder (the “Exercise Price”).

c)                  Cashless Exercise. If at the time of exercise hereof, there is no effective registration statement registering the Warrant Shares or the prospectus contained therein is not available for issuance of the Warrant Shares to the Holder, then this Warrant may be exercised, in whole or in part by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Shares on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

4

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

d)                  Mechanics of Exercise.

i.	Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company one (1) Trading Day prior to such second Trading Day after the delivery of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a cashless exercise) is received by the Company one (1) Trading Day prior to such number of Trading Days comprising the Standard Settlement Period after the delivery of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed, solely for purposes of Regulation SHO of the Securities Act, to have become the holder of record of such Warrant Shares, irrespective of the date of delivery of such Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Issue Date, which may be delivered at any time after the time of execution of the Underwriting Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Issue Date and the Issue Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received prior to 12:00 p.m. (New York City time) on the Issue Date.

5

ii.            Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.            Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.            Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

6

v.            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the nearest whole share.

vi.            Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.            Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7

e)                  Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares that are issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  For purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination, and the submission of a Notice of Exercise shall be deemed a representation and warranty by the Holder of the foregoing determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares are issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

8

Section 3. Certain Adjustments.

a)                  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares are issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Share into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of the Common Shares, any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                  Intentionally omitted.

c)                  Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

9

d)                  Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) except to the extent an adjustment was already made pursuant to Section 3(a) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e)                  Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permittedto sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

10

f)                   Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

g)                  Notice to Holder.

i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company (and its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

11

Section 4. Transfer of Warrant.

a)                  Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                  New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

12

c)                  Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.

Section 5. Miscellaneous.

a)                  No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b)                  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d)                  Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

13

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that, subject to applicable law, such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, nothing in this paragraph shall limit or restrict the federal district court in which a Holder may bring a claim under the federal securities laws.

14

f)                   Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)                  Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)	Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 128 Vouliagmenis Avenue, 3rd Floor, 166 74 Glyfada, Attica, Greece, Attention: Chief Executive Officer, facsimile number +30 210 9608359, E-mail: a.g.feidakis@globusmaritime.gr, or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e- mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K.

15

i)                   Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                   Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)                  Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)                   Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.

m)               Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                  Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

16

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GLOBUS MARITIME LIMITED

By:
Name:
Title:

NOTICE OF EXERCISE

To: GLOBUS MARITIME LIMITED

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

[ ] wire transfer in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

DTC number:

Account name:

Account number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:

(Please Print)
Phone Number:
Email Address:
Dated: ,
Holder’s Signature:
Holder’s Address:

Exhibit 99.1

Globus Maritime Limited Announces Pricing of Upsized $12.0 Million Underwritten Public Offering

June 18, 2020 - Glyfada, Greece - Globus Maritime Limited (the “Company”) (NASDAQ: GLBS) announced today the pricing of an underwritten public offering of 34,285,714 units at a price of $0.35 per unit. Each unit consists of one common share (or pre-funded warrant in lieu thereof) and one Class A warrant to purchase one common share, and will immediately separate upon issuance. The gross proceeds of the offering to the Company, before underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $12.0 million.

Each Class A warrant is immediately exercisable for one common share at an exercise price of $0.35 per share and will expire five years from issuance. The offering is expected to close on or about June 22, 2020, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager in connection with the offering.

The Company has granted the underwriter a 45-day option to purchase up to an additional 5,142,857 shares of common stock or pre-funded warrants and/or 5,142,857 Class A warrants, at the public offering price less discounts and commissions.

The offering is being conducted pursuant to the Company's registration statement on Form F-1 (File No. 333-238119) previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC") on June 17, 2020 (the “Registration Statement”). A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Globus Maritime Limited

Globus is an integrated dry bulk shipping company that provides marine transportation services worldwide and presently owns, operates and manages a fleet of five dry bulk vessels that transport iron ore, coal, grain, steel products, cement, alumina and other dry bulk cargoes internationally. Globus’ subsidiaries own and operate seven vessels with a total carrying capacity of 300,571 Dwt and a weighted average age of 12.1 years as of March 31, 2020.

Safe Harbor Statement

This communication contains “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts or that are not present facts or conditions. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons specifically as described in the Company’s filings with the Securities and Exchange Commission. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this communication. Globus undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this communication or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks Globus describes in the reports it will file from time to time with the Securities and Exchange Commission after the date of this communication.

For further information please contact:

Globus Maritime Limited +30 210 960 8300	Capital Link – New York +1 212 661 7566
Athanasios Feidakis, CEO a.g.feidakis@globusmaritime.gr	Nicolas Bornozis globus@capitallink.com

Exhibit 99.2

Globus Maritime Limited Announces Closing of Upsized $12.0 Million Underwritten Public Offering and Exercise of the Overallotment

June 22, 2020 - Glyfada, Greece - Globus Maritime Limited (the “Company” or “Globus”) (NASDAQ: GLBS) announced today the closing of an underwritten public offering of 34,285,714 units at a price of $0.35 per unit. Each unit consisted of one common share and one Class A warrant to purchase one common share and immediately separated upon issuance. The gross proceeds of the offering to the Company, before underwriting discounts and commissions and estimated offering expenses, were approximately $12.0 million. In addition, the Company granted to Maxim Group LLC a 45-day option to purchase up to an additional 5,142,857 common shares (or pre-funded warrants in lieu thereof) and/or up to 5,142,857 Class A warrants, at the public offering price less discounts and commissions, of which Maxim Group LLC has exercised its option to purchase 5,139,286 common shares and 5,139,286 Class A warrants.

Each Class A warrant is immediately exercisable for one common share at an exercise price of $0.35 per share and expires five years from issuance.

Maxim Group LLC acted as sole book-running manager in connection with the offering.

The offering was conducted pursuant to the Company's registration statement on Form F-1 (File No. 333-238119) previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC") on June 17, 2020 (the “Registration Statement”). A final prospectus relating to the offering has been filed with the SEC and is available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Globus Maritime Limited

Globus is an integrated dry bulk shipping company that provides marine transportation services worldwide and presently owns, operates and manages a fleet of five dry bulk vessels that transport iron ore, coal, grain, steel products, cement, alumina and other dry bulk cargoes internationally. Globus’ subsidiaries own and operate seven vessels with a total carrying capacity of 300,571 Dwt and a weighted average age of 12.1 years as of March 31, 2020.

Safe Harbor Statement

This communication contains “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts or that are not present facts or conditions. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons specifically as described in the Company’s filings with the Securities and Exchange Commission. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this communication. Globus undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this communication or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks Globus describes in the reports it will file from time to time with the Securities and Exchange Commission after the date of this communication.

For further information please contact:

Globus Maritime Limited +30 210 960 8300

Athanasios Feidakis, CEO a.g.feidakis@globusmaritime.gr

Capital Link – New York +1 212 661 7566

Nicolas Bornozis globus@capitallink.com